Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vaccinogen, Inc.

Baltimore, MD

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014, relating to the consolidated financial statements of Vaccinogen, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA LLP

Bethesda, Maryland

February 27, 2015